UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2020

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX		77030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 832-384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, on January 21, 2020, the Company entered into an asset purchase agreement with M.D. Anderson pursuant to which the Company was to sell to M.D. Anderson certain assets and liabilities relating to the Company’s biomanufacturing facility and related laboratories and office space located at 2130 W. Holcombe Blvd., Houston, Texas 77030 (the “Asset Sale”). On April 14, 2020, the Company completed the Asset Sale.

Upon closing of the Asset Sale, M.D. Anderson paid the Company an amount equal to $15.0 million, subject to certain escrow provisions and a reduction for prepayment of rent under an associated sublease agreement.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously announced, the Company entered into a Second Amendment to Loan and Security Agreement (the “Amendment”) with Oxford Finance LLC (the “Collateral Agent”) and the lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise party thereto from time to time (the “Lenders”), effective as of March 31, 2020, related to the Company’s Loan and Security Agreement, dated as of December 21, 2017, as amended on December 24, 2019 (the “Loan Agreement”), by and among the Company, the Collateral Agent and the Lenders. Pursuant to the Amendment, the closing of the Asset Sale discussed in Item 2.01 above triggered the Company’s obligation to provide partial repayment to the Lenders of approximately $7.0 million, $0.6 million of which will be applied as partial payment of the Final Payment Percentage (as defined in the Loan Agreement). The disclosure contained in Item 2.01 regarding the Asset Sale is hereby incorporated by reference into this Item 2.04.

Item 8.01 Other Events.

Due to the exceptional circumstances related to the COVID-19 global pandemic, M.D. Anderson has informed the Company of its decision to temporarily halt research activity, including activity in the manufacturing facility in which the product candidates for our clinical development programs are manufactured, in order to reduce the spread and impact of COVID-19 on their institution and their patients. At this time, the Company does not believe M.D. Anderson’s halt in activities will have a significant impact on the Company’s programs.

However, the exact timing of delays and overall impact to our business, preclinical research and clinical trials is currently unknown, and we are monitoring the COVID-19 outbreak as it continues to rapidly evolve.

Supplemental Risk Factor

In light of recent developments relating to the COVID-19 global pandemic, Bellicum is supplementing the risk factors previously disclosed in Item 1A. of its Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on March 12, 2020, to include the following risk factor under the heading “Risks Related to our Business and Industry”:

Our business could be adversely affected by the effects of health epidemics, including the recent COVID-19 outbreak, in regions where we or third parties on which we rely have distribution centers, concentrations of suppliers and sales and marketing teams or other business operations. The COVID-19 pandemic could materially affect our operations globally, including at our corporate headquarters in Houston, Texas and our offices in South San Francisco, California, which are currently subject to the statewide “stay-at-home” orders issued by the Governor of the State of Texas and the Governor of the State of California, respectively, as well as the business or operations of our research partners, customers and other third parties with whom we conduct business.

Our business could be adversely affected by health epidemics in regions in which we have operations or conduct research activities or clinical trials. Such health epidemics could also affect the business or operations of contract manufacturers, raw material suppliers, clinical trial sites, and other third parties with whom we conduct business.

For example, in December 2019, a novel strain of coronavirus, SARS-CoV-2, causing a disease referred to as COVID-19, was reported to have surfaced in Wuhan, China. Since then, COVID-19 has spread to multiple countries, including the United States and several European countries. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, and the U.S. government imposed restrictions on travel between the United States, Europe and certain other countries. Further, the President of the United States declared the COVID-19 pandemic a national emergency, invoking powers under the Stafford Act, the legislation that directs federal emergency disaster response.

The State of Texas declared a state of emergency related to the spread of COVID 19 on March 13, 2020 and on March 31, 2020, the Governor of Texas issued an executive order that directed all individuals living in the state to stay at home or their place of residence for an indefinite period of time (subject to certain exceptions to facilitate authorized necessary activities) to mitigate the impact of the COVID-19 pandemic. The Governor of California issued an essentially equivalent executive order on March 19, 2020.

In response to these public health directives and orders, we have implemented work-from-home policies for certain employees and temporarily modified our research operations to comply with applicable social distancing recommendations. The effects of the executive order and our related adjustments in our business is likely to negatively impact productivity, disrupt our business and delay our timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course.

Severe and/or long-term disruptions in our operations will negatively impact our business, operating results and financial condition. Specifically, we anticipate that the stress of COVID-19 on healthcare systems around the globe may negatively impact our ability to conduct clinical trials in the near term due primarily to the lack of resources at clinical trial sites and the resulting inability to enroll patients in the trials. In addition, quarantines, stay-at-home, executive and similar government orders, or the perception that such orders, shutdowns or other restrictions on the conduct of business operations could occur, impact personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which would disrupt our supply chain. In fact, M.D. Anderson has informed the Company of its decision to temporarily halt all research activity in order to reduce the spread and impact of COVID-19 on their institution and their patients and this includes temporarily suspending activity in the manufacturing facility in which the product candidates for our clinical development programs are manufactured. We may be unable to enroll patients in our ongoing and planned clinical trials until manufacturing resumes at the facility, unless MD Anderson agrees to exceptions to its policy.

The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, it has significantly disrupted global financial markets, and may limit our ability to access capital, which could in the future negatively affect our liquidity. A recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our common stock.

In addition, the outbreak has severely restricted the level of economic activity in affected areas and may adversely impact demand for, and sales of, our products and services, particularly in Europe and Asia. Further, restrictions on our ability to travel, stay-at-home orders and other similar restrictions on our business have limited our ability to support our global and domestic operations, including providing installation and training and customer service, resulting in disruptions in our sales and marketing efforts and negative impacts on our commercial strategy.

The ultimate impact of the COVID-19 outbreak or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trials, healthcare systems or the global economy as a whole. However, the effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely.

Please also refer to the complete Item 1A of Bellicum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2020 for additional risks and uncertainties facing Bellicum that may have a material adverse effect on Bellicum’s business prospects, financial condition and results of operations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Bellicum intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements regarding the timing of enrollment in its clinical trials, delays in the commencement of its planned clinical trials, non-clinical experiments and investigational new drug application-enabling studies, its development strategy for its product candidates, the timing, progress and results of clinical trials, preclinical studies and other research and development activities and the potential utility of its product candidates, and the impact of COVID-19 on its preclinical studies, clinical trials, business, financial condition and results of operations, reflect Bellicum’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to Bellicum and on assumptions it has made. Although Bellicum believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, Bellicum can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of Bellicum’s most recent Annual Report on Form 10-K and its other Securities and Exchange Commission filings. Moreover, Bellicum operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of Bellicum’s management as of the date of this Current Report on Form 8-K, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, Bellicum assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: April 16, 2020	By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer